DG INVESTOR SERIES

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900

                                  June 30, 1997


Edgar Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    DG INVESTOR SERIES
                DG International Equity Fund
              1933 Act File No. 33-46431
              1940 Act File No. 811-6607

Dear Sir or Madam:

         Pursuant to Rule 497(e) of the Securities Act of 1933, the Supplements to the Prospectus and Statement of Additional Information dated June 30, 1997 as amended on June 30, 1997 are hereby electronically transmitted.

                                                              Very truly yours,



                                                              /s/Amy B. Gotz
                                                              Amy B. Gotz
                                                              Compliance Analyst


Enclosures